Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-67424) of the AXA Equitable Life Insurance Company of our report dated June 30, 2014 relating to the financial statements of the AXA Equitable 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 30, 2014

1